UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: October 14, 2005
(Date of earliest event reported: [October 10, 2005])

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 10, 2005, Century Casinos, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Bank Austria Creditanstalt AG (the “Underwriter”), pursuant to which the Company issued and sold 7,132,667 shares of common stock (the “Shares”), par value $0.01 per share, in the form of Austrian Depositary Certificates (“ADCs”). Each ADC represents one share of the Company’s common stock. The price per ADC to the Underwriter was EUR 5.51 per ADC. A copy of the Underwriting Agreement is filed as Exhibit 1.3 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 11, 2005, the Company issued a press release announcing the pricing of its offering of ADCs. A copy of the press release dated October 11, 2005 is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

On October 14, 2005, the Company issued a press release summarizing the closing of the public offering of Austrian Depositary Certificates. A copy of the press release dated October 14, 2005 is furnished as Exhibit 99.2 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

1.3	Underwriting Agreement, dated October 10, 2005, between Bank Austria Creditanstalt AG and Century Casinos, Inc.

99.1	Press Release dated October 11, 2005, announcing pricing of offering of Austrian Depositary Certificates.

99.2	Press Release dated October 14, 2005, announcing the receipt of funds from the sale of Austrian Depositary Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)
Date: October 14, 2005	By: /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer